UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2017

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.

NeoPhotonics Corporation 2911 Zanker Road San Jose, California 95134 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 13, 2017, NeoPhotonics Corporation (the “Company”), entered into a Standard Industrial Lease with The Realty Associates Fund X, L.P. (the “Landlord”), with an effective date of May 26, 2017, for the lease of approximately 39,314 square feet of office and manufacturing space located at 2911 Zanker Road, San Jose, CA (the “Facility”), which is the location of the Company’s principal offices (the “Lease”).

Upon commencement of the Lease, the Lease has an initial term from June 1, 2017 through September 30, 2027, with a monthly rental rate of $41,388, escalating annually to a maximum monthly rental rate of approximately $72,525 in the last year of the initial term.  As of the June 1, 2017 commencement date, the Company’s existing office lease for the Facility is terminated and replaced by the new Lease.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lease, which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Lease Agreement, dated June 13, 2017, by and between NeoPhotonics Corporation and The Realty Associates Fund X, L.P.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017	NEOPHOTONICS CORPORATION

	By:	/s/ Sandra A. Waechter
Sandra A. Waechter
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Agreement, dated June 13, 2017, by and between NeoPhotonics Corporation and The Realty Associates Fund X, L.P.

4